                           FORM OF PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES

Pricing Supplement No. 32                                   Trade Date: 05/04/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 05/10/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is May 8, 2001

        CUSIP
          or
      Common Code           Principal Amount         Interest Rate      Maturity Date    Price to Public
      -----------           ----------------         -------------      -------------    ---------------
       91131UBH6             $11,647,000.00              6.50%            05/15/16            100%

    Interest Payment
       Frequency                                      Subject to       Dates and terms of redemption
      (begin date)          Survivor's Option         Redemption      (including the redemption price)
    ----------------        -----------------         ----------      --------------------------------
        11/15/01                   Yes                    Yes              100%           05/15/02
     semi-annually                                                        semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance           Dealer           Other Terms
    ---------------           -------------           -----------           ------           -----------
     $11,443,177.50            $203,822.50               $3.50          ABN AMRO, Inc.